                                                                                                                                                                                                            [  ] Mark this box with an X if you have made
                                                                                                                                                                                                                 changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

1. The Board of Directors recommends a vote FOR the listed nominees.

                                               For Withhold                                                            For Withhold                                                              For Withhold
01 - Sidney L. McDonald            [  ]       [  ]                04 - Linda L. Green                      [  ]       [  ]                 07 - Thomas J. Lee                      [  ]       [  ]

02 - Michael D. Bills                 [  ]       [  ]                05 - Lawrence R. Greenwood          [  ]       [  ]                 08 - Kevin M. Twomey                [  ]       [  ]

03 - Richard W. Cardin               [  ]       [  ]               06 - Larry J. Laster                        [  ]       [  ]                 09 - R. Halsey Wise                    [  ]       [  ]

B  Issues

The Board of Directors recommends a vote FOR the following proposals.
                                                                                                           For   Against  Abstain
2. Proposal to consider and approve the Intergraph                                                               [  ]       [  ]        [  ]
Corporation 2005 Employee Stock Purchase Plan.
                                                                                                           For  Against  Abstain
3. Proposal to ratify the appointment of Ernst & Young LLP as                                              [  ]       [  ]        [  ]
the Company's independent auditors for the current fiscal year.
                                                                                                           For  Against  Abstain
4. In the discretion of the Proxies on any other matter that may                                             [  ]       [  ]        [  ]
properly come before the Meeting.

*  COM = Common Stock Shares; ESP = Employees Stock Purchase Plan Shares

C  Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please sign exactly as your name appears above.  If registered in the names of two or more persons, each should sign.  Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their titles.

Signature 1 - Please keep signature within the box                                Signature 2 - Please keep signature within the box                               Date (mm/dd/yyyy)

________________________________________                  ________________________________________                  ________________________________________

[Reverse Side]

Proxy – Intergraph Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE INTERGRAPH CORPORATION

Internet and Telephone Voting Instructions
You can vote by telephone OR Internet!  Available 24 Hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)                                                                                   To vote using the Internet

•Call toll free 1-800-898-5801 in the United States or Canada any time on a                                               •   Go to the following web site
  touch tone telephone.  There is NO CHARGE to you for the call.                                                                    WWW.COMPUTERSHARE.COM/US/PROXY

• Follow the simple instructions provided by the recorded message.                                                                • Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.